UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2015

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information related to the €500,000,000 European commercial paper program described under Item 2.03 below is hereby incorporated by reference under this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 24, 2015, Computer Sciences Corporation (the "Company") and two of its subsidiaries, CSC Capital Funding Limited, a special-purpose corporation organized under the laws of Ireland (the "Issuer"), and CSC Computer Sciences International S.a. r.l., a corporation organized under the laws of Luxembourg (“CSC International”), established a European commercial paper program (the "ECP Program") under which the Issuer may issue commercial paper notes (the "Notes") up to a maximum aggregate amount outstanding at any time of €500,000,000 or its equivalent in alternative currencies. In connection with establishing the Program, the Company entered into a Dealer Agreement dated as of July 24, 2015 (the "Dealer Agreement") by and among CSC Capital Funding Limited, as Issuer, the Company and CSC International, as Guarantors, Citibank International Limited, as Arranger, and the financial institutions listed therein as Dealers.

The maturities of the Notes may vary but may not be less than one day nor exceed 364 days from the date of issue. The Notes will be unconditionally guaranteed by CSC International and the Company, and will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The Notes may be issued at a discount or may bear fixed or floating rate interest or a coupon calculated by reference to an index or formula. Standard & Poor’s assigned a short-term A-2 rating for the ECP Program. The Company's Amended and Restated Multi-Currency Credit Facility, effective October 11, 2013, by and among the Company, various subsidiaries of the Company including CSC International, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent (the “Credit Facility”), will be available, subject to certain conditions, to repay the Notes, if necessary.

The Dealers under the ECP Program will act in accordance with the terms and conditions of the Dealer Agreement. Citibank, N.A., London Branch will act as Issuing and Paying Agent under the ECP Program.

The Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.

The Dealer Agreement is attached to this report as Exhibit 10.1. The description above is a summary of the ECP Program and is qualified in its entirety by the complete text of the ECP Program itself as set forth in the form of Dealer Agreement.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
10.1
Dealer Agreement dated as of July 24, 2015 by and among CSC Capital Funding Limited, as Issuer, Computer Sciences Corporation and CSC Computer Sciences International S.a. r.l., as Guarantors, Citibank International Limited, as Arranger, and the financial institutions listed therein as Dealers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: July 28, 2015	By:	/s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1
Dealer Agreement dated as of July 24, 2015 by and among CSC Capital Funding Limited, as Issuer, Computer Sciences Corporation and CSC Computer Sciences International S.a. r.l., as Guarantors, Citibank International Limited, as Arranger, and the financial institutions listed therein as Dealers.